UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2019

BRAEMAR HOTELS & RESORTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)
001-35972 (Commission File Number)	46-2488594 (IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of Principal Executive Offices)	75254 (Zip Code)
(972) 490-9600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

Item 5.07  Submission of Matters to a Vote of Security Holders.
(a) On July 31, 2019, Braemar Hotels & Resorts Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of June 3, 2019, the record date for the Annual Meeting, there were 32,883,068 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 27,600,234 shares, or approximately 84% of the eligible voting shares, were represented either in person or by proxy.

(b) At the Annual Meeting, the stockholders voted on the following items:

1. Proposal 1 - To elect seven nominees to the Company’s Board of Directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the Company’s Board of Directors, with the voting results for each nominee as shown:

Name	For	Withheld	Broker Non-votes
Monty J. Bennett	22,056,644	2,413,334	3,130,256
Stefani D. Carter	17,035,882	7,434,096	3,130,256
Candace Evans	24,315,092	154,886	3,130,256
Kenneth H. Fearn, Jr.	24,199,675	270,303	3,130,256
Curtis B. McWilliams	23,728,518	741,460	3,130,256
Matthew D. Rinaldi	23,722,362	747,616	3,130,256
Abteen Vaziri	17,895,732	6,574,246	3,130,256

2. Proposal 2 - To ratify the appointment of BDO USA, LLP, a national public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2019. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-votes
27,468,993	46,171	85,070	—

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2019

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel & Secretary